Exhibit A

Mutual Fund Series Trust

Class C Master Distribution Plan

AMENDMENT Dated MAY 21, 2015

The Class C Master Distribution Plan has been adopted with respect to the following Funds:

AlphaCentric Asset Rotation Fund

AlphaCentric Smart Money Fund

AlphaCentric Income Opportunities Fund

AlphaCentric Bond Rotation Fund

Camelot Premium Return Fund

Camelot Excalibur Small Cap Income Fund

Catalyst Activist Investor Fund

Catalyst Intelligent Alternative Fund

Catalyst Event Arbitrage Fund

Catalyst Hedged Futures Strategy Fund

Catalyst Insider Buying Fund

Catalyst Insider Income Fund

Catalyst Insider Long/Short Fund

Catalyst Macro Strategy Fund

Catalyst Small-Cap Insider Buying Fund

Catalyst Hedged Insider Buying Fund

Catalyst Dynamic Alpha Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst/EquityCompass Buyback Strategy Fund

Catalyst/Groesbeck Aggressive Growth Fund

Catalyst/Groesbeck Growth of Income Fund

Catalyst/Lyons Hedged Premium Return Fund

Catalyst/Lyons Tactical Allocation Fund

Catalyst/Princeton Floating Rate Income Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst/Stone Beach Income Opportunity Fund

Catalyst Time Value Trading Fund

Catalyst/Princeton Hedged Income Fund

Catalyst MLP & Infrastructure Fund

Catalyst/Princeton Credit Opportunity Fund

Catalyst/Auctos Managed Futures Multi-Strategy Fund

Catalyst IPOx Allocation Fund

Catalyst Hedged Commodity Strategy Fund

Day Hagan Tactical Allocation Fund of ETFs

Day Hagan Tactical Dividend Fund

Empiric 2500 Fund

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

Eventide Multi-Asset Income Fund

JAG Large Cap Growth Fund

KF Griffin Blue Chip and Covered Call Fund

Listed Private Equity Plus Fund

SignalPoint Global Alpha Fund

Mutual Fund Series Trust

Dated as of May 21, 2015        By: /s/ Jerry Szilagyi

Jerry Szilagyi, Trustee